                                                                      Exhibit 12
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES

                Statements of Ratio of Earnings to Fixed Charges
                                ($ in millions)



                                                                        Twelve Months                      Twelve Months
                                                                        Ended June 30,                  Ended December  31,
                                                                     ----------------------            ----------------------

                                                                       1994              1993             1993             1992
                                                                       ----              ----             ----             ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Extraordinary Charges
 and Cumulative Effect of Accounting Change . . . . . . . . .         371.4             315.4            288.1            161.4

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . .             -                 -                -                -
  Distributed (Undistributed) equity income . . . . . . . . .          (0.8)             (1.2)            (0.1)            (0.1)
  Fixed charges   . . . . . . . . . . . . . . . . . . . . . .          76.5              17.7            101.5             13.7
                                                                    ---------        ---------         --------        ---------
    Earnings Available  . . . . . . . . . . . . . . . . . . .         447.1             331.9            389.5            175.0
                                                                    ---------        ---------         --------        ---------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . .           1.3               4.3              3.1              4.9
  Other interest  . . . . . . . . . . . . . . . . . . . . . .          75.2              13.4             98.4              8.8
                                                                    ---------        ---------         --------        ---------
    Total Fixed Charges before Adjustments*,**  . . . . . . .          76.5              17.7            101.5             13.7
                                                                    ---------        ---------         --------        ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . .             -                 -                -                -
                                                                    ---------        ---------         --------         --------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . .          76.5              17.7            101.5             13.7
                                                                    ---------        ---------         --------         --------

Ratio of Earnings Before Taxes to Fixed Charges . . . . . . .          5.84             18.75             3.84             12.77
                                                                    =========        =========         ========         ========

                                                                                     Twelve Months
                                                                                   Ended December  31,
                                                                         -----------------------------------------

                                                                             1991             1990           1989
                                                                             ----             ----           ----
Consolidated Income (Loss) from Continuing Operations
 before Income Taxes and Extraordinary Charges
 and Cumulative Effect of Accounting Change . . . . . . . . .            (1,205.8)           162.6          215.1

Adjustments:
  Interest during construction  . . . . . . . . . . . . . . .                (3.4)           (10.0)          (4.0)
  Distributed (Undistributed) equity income . . . . . . . . .                (2.4)             2.9           (3.2)
  Fixed charges   . . . . . . . . . . . . . . . . . . . . . .               139.9            182.5          208.8
                                                                         ---------        ---------       --------
    Earnings Available  . . . . . . . . . . . . . . . . . . .            (1,071.7)           338.0          416.7
                                                                         ---------        ---------       --------

Fixed Charges:
  Interest on long-term and short-term debt . . . . . . . . .               112.4            170.6          159.7
  Other interest  . . . . . . . . . . . . . . . . . . . . . .                27.6             10.5           48.0
                                                                         ---------        ---------       --------
    Total Fixed Charges before Adjustments*,**  . . . . . . .               140.0            181.1          207.7
                                                                         ---------        ---------       --------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . . . . . . . . . . .                (0.1)             1.4            1.1
                                                                         ---------        ---------       --------
    Total Fixed Charges . . . . . . . . . . . . . . . . . . .               139.9            182.5          208.8
                                                                         ---------        ---------       --------

Ratio of Earnings Before Taxes to Fixed Charges . . . . . . .              N/A(a)             1.85           2.00
                                                                         =========        =========      =========



(a) To achieve a one-to-one coverage, the Corporation would need an additional $1,211.6 million of earnings.

 * This amount excludes approximately $212 million interest expense not recorded in the twelve months ended June 30, 1994, $227 million interest expense not recorded in the twelve months ended June 30, 1993, $212 million, $225 million and $86 million of interest expenses not recorded for 1993, 1992 and 1991. Reference is made to the Statements of Consolidated Income for the quarterly period ended March 31, 1994, as reported in Form 10-Q and to Note 2 of Notes to Consolidated Financial Statements of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.


** This amount excludes $8.6 million and $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended June 30, 1994 and June 30, 1993, respectively. Also included are $8.6 million, $8.6 million, $8.8 million and $6.7 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1993, 1992, 1991 and 1990, respectively. See Note 9 of the Notes to Consolidated Financial Statements of the Corporation's Annual Report to Shareholders.